SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials

W-WAVES USA, INC.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: 0

(5)	Total fee paid: 0

[ ]	Fee paid previously with Preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule

0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.
(3) Filing Party:

Date Filed: August 6 , 2004

W-WAVES USA, INC.

1530-9TH Ave S.E.

Calgary, Alberta, Canada, T2G 0T7

(403) 693-8000

NOTICE OF WRITTEN RESOLUTION OF

SHAREHOLDERSOF RECORD

ON JULY 29, 2004

NOTICE IS HEREBY GIVEN that the management of W-Waves USA, Inc., a Nevada Corporation ("Corporation"), solicited votes from selected shareholders of record (“Selected Shareholders”) on July 29, 2004, to consider and act upon:

1.

The Directors' proposal to amend the Corporation’s Articles of Incorporation to change the Corporation’s name from “W-WAVES USA, INC.” to “CHINA TITANIUM & CHEMICAL CORP.”

2.

To approve the reverse split of the outstanding shares of the Corporation’s Class A common stock on the basis of one share for every one hundred shares outstanding (1 for 100) shares held.

3.

To increase the authorized capital from 50,000,000 Class A common shares to 100,000,000 Class A common shares.

These Selected Shareholders approved the above motion in a written resolution.  However, the Corporation’s management does not intend to take any corporate action to enact this resolution until such time as it has fulfilled its obligations under the rules and regulations of the Securities and Exchange Commission.  Therefore, management is sending this notice to you. Proxies are not being solicited as management has received sufficient votes to approve the above proposal. The approximate date on which this information statement is being mailed to security holders is August 6, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Michel Bourbonnais

Michel Bourbonnais, Chief Executive Officer

Calgary, Alberta

August 6, 2004

INFORMATION STATEMENT

REGARDING A CORPORATE ACTION

APPROVED ON JULY

29, 2004

Written Resolutions of the Shareholders

This Information Statement is furnished in connection with a written resolution of a majority of the shareholders of the Corporation as of July 29, 2004. This Information Statement is being sent to shareholders of record of July 29, 2004. The cost of distributing this Information Statement will be borne by the Corporation which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses particularly in connection with their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  The mailing address of the Corporation’s business offices is 1530-9th Ave S.E., Calgary, Alberta, T2G 0T7.

Shareholders Entitled To Vote

Only shareholders of record of the Company's Common Stock at the close of business on July        29, 2004 were entitled to vote on the written resolution.    On that date, 38,820,848 shares of   Common Stock of the Corporation (the "Common Stock") were issued and outstanding. Each shareholder was entitled to one vote for each share held of record on the record date. The holders of a majority of the total shares of common stock outstanding on July 29, 2004 constituted a quorum for the transaction of business in the written resolutions. As management is not soliciting proxies and has already obtained sufficient votes to obtain a quorum, abstentions and broker non-votes will not be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. A list of the shareholders of record as of July 29, 2004 will be filed in the Corporation’s minute books as an attachment to the written resolutions.

Voting On The Written Resolutions

The passing of the proposal required the affirmative vote of a majority of 19,410,425 shares of the shares of the Class A Common Stock issued and outstanding on July 29, 2004. There were 38,820,848 shares of Class A Common Stock  issued and outstanding on July 29, 2004.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the registrant at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the written resolution.

No director of the Corporation has informed the Corporation in writing that he intends to oppose any action to be taken by the Corporation at the meeting.

Proposals by Security Holders

There are no proposals by any security holders.

Matters Approved In The Written Resolutions

Name of the Company

The Corporation’s Board of Directors proposed changing the name of the Company from W-WAVES USA, INC. to CHINA TITANIUM & CHEMICAL CORP., which it felt was a more suitable name for the nature of business the Corporation intends to conduct.

The Corporation’s Board of Directors proposed a reverse split of the Class A common shares of the Company on the basis of one (1) share for each one hundred (100) shares held.

The Corporation’s Board of Directors proposed an increase in the authorized Class A share capital from 50,000,000 Class A common shares to 100,000,000 Class A common shares.

Although the name change, reverse split and increase in authorized capital has been approved by an affirmative vote of 22,200,572 shares or 57

% of the Corporation’s issued and outstanding shares, the Corporation is required under Securities and Exchange Commission rules and regulations to file this Schedule 14C and no corporate action may be taken on this resolution until 20 days from the mailing of this Schedule 14C.  Therefore, the Corporation expects to take all necessary corporate actions to effect the name change, reverse split and increase in authorized capital in August 2004.

Householding

On December 4, 2000, the Securities and Exchange Commission adopted amendments permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless the Corporation is otherwise advised by the shareholders. “Householding” as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers the Corporation’s printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy, please forward a written request to the attention of the Corporation’s Corporate Secretary by either mail or fax to 1530-9th  Avenue SE, Calgary, Alberta, Canada T2G 0T7, fax (403) 272-3620.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, please forward a written request to the attention of the Corporation’s Corporate Secretary by either mail or fax to 1530-9th Avenue SE, Calgary, Alberta, Canada T2G 0T7, fax (403) 272-3620.

By Order of the Board of Directors,

/s/ Michel Bourbonnais

Michel Bourbonnais, Chief Executive Officer

Calgary, Alberta

August 6, 2004